Exhibit 3

VIVENDI – SOLICITATION OF VOTING PROXIES – PROXY FORM PURSUANT TO ARTS. 136 ET SEQ. OF THE CONSOLIDATED LAW

PROXY FORM

Vivendi S.A. (the “Promoter”), through Morrow Sodali S.p.A. (the “Representative”), intends to promote a solicitation of voting proxies (the “Solicitation”) related to the ordinary shareholders’ meeting of Telecom Italia S.p.A. (the “Issuer” or “Telecom Italia”) called on 29 March 2019, 11:00 a.m., in a single call, at Viale Toscana, 3, Rozzano (Milan), in accordance with the procedures and terms set forth in the notice of call published on Telecom Italia’s website www.telecomitalia.com on 14 January 2019, as supplemented on 22 February 2019 (the “Shareholders’ Meeting”).

The proxy may be granted by written declaration sent to the Promoter through the Representative delegated to handle the Solicitation, by 2:00 p.m. on 28 March 2019 using any of the following methods:

•	by e-mail to: assemblea.telecom2019@morrowsodali.com;

•	by fax to numbers +39 06 45212861, +39 06 45212862, +39 06 485747;

•	by registered letter, courier or hand delivery to the following address

Morrow Sodali

Via XXIV Maggio, 43, 00187

Roma (RM), Italia.

The proxy may be revoked using the same methods and by the same deadline.

The execution of this form is completely free of charge for the delegating party.

Delegating party who is an individual

                 (first name and last name of the person having the voting right) born in         on                  , resident at                    (city) in                  (address), Tax Code                     , telephone                     E-mail

Delegating party who is a legal entity or other entity

            (company name of the legal entity having the voting right), with registered office in                     (city) at

(address), Tax

Code/VAT Code

Telephone                     E-mail

Holder of the voting right as of 20 March 2019 (the record date)

HAVING ACKNOWLEDGED the possibility that the proxy to the Promoter may also contain voting instructions on only certain proposed resolutions on the agenda of the Shareholders’ Meeting;

HAVING REVIEWED the prospectus on the solicitation of proxies, with particular regard to the possible existence of conflicts of interest.

VIVENDI – SOLICITATION OF VOTING PROXIES – PROXY FORM PURSUANT TO ARTS. 136 ET SEQ. OF THE CONSOLIDATED LAW

DELEGATES

The Promoter, as well as, in the event that it is represented at the meeting, each of the following persons designated by the Representative:

•	Andrea Di Segni, born in Roma on 17/04/1966, Tax Code DSGNDR66D17H501N;

•	Fabio Bianconi, born in Urbino on 14/05/1980, Tax Code BNCFBA80E14L500I;

•	Renato Di Vizia, born in Capaccio (SA) on 26/08/1970, Tax Code DVZRNT70M26B644G;

•	Guido Maniglio, born in Roma on 24/05/1986, Tax Code MNGGDU86E24H501O.

to attend and vote at the above-mentioned shareholders’ meeting in accordance with the instructions set forth below with reference to                 shares registered in securities account no.                      at (depositary intermediary)                  ABI              CAB

Information to be provided at the option of the delegating party:

•	communication no. (reference of the communication provided by the intermediary);

•	identification codes, if any

A) PROPOSAL FORMING THE SUBJECT MATTER OF THE SOLICITATION (*)

The Promoter intends to carry out the solicitation with reference to the sixth and the seventh item on the agenda of the Shareholders’ Meeting of Telecom Italia on 29 March 2019, as supplemented on 22 February 2019.

With reference to the above-mentioned items on the agenda, the Promoter solicits the approval of the following Proposal:

Promoter’s Proposal

	☐	GRANTS THE PROXY TO VOTE

Sixth item on the agenda		IN FAVOR

“The shareholders meeting of Telecom Italia S.p.A. resolves to immediately revoke Messrs. Fulvio Conti, Alfredo Altavilla, Massimo Ferrari, Dante Roscini and Ms. Paola Giannotti de Ponti from their office as directors of the Company, granting the pro-tempore legal representative of the Company, and in case of his inaction, the supervisory board, with the power to fulfill the related registrations with the competent Companies’ Register”.	☐	DOES NOT GRANT THE PROXY

Seventh item on the agenda:	☐	GRANTS THE PROXY TO VOTE

“The shareholders meeting of Telecom Italia S.p.A., considering the revocation of Messrs. Fulvio Conti, Alfredo Altavilla, Massimo Ferrari, Dante Roscini and Ms. Paola Giannotti de Ponti from their office as directors of the Company, resolves to appoint as directors of the Company, in replacement of the revoked directors, Mr. Franco Bernabè, Mr. Rob van der Valk, Ms. Flavia Mazzarella, Mr. Gabriele Galateri di Genola and Mr.	☐	IN FAVOR DOES NOT GRANT THE PROXY

Francesco Vatalaro, who will be in office until the expiration of the current Board of Directors, and therefore, until the approval of the financial statements as of 31 December 2020”.

VIVENDI – SOLICITATION OF VOTING PROXIES – PROXY FORM PURSUANT TO ARTS. 136 ET SEQ. OF THE CONSOLIDATED LAW

Please note that the Promoter will not exercise the vote in a manner differing from its proposals and, therefore, it will not accept proxies with instructions differing from what is indicated in this Paragraph A.

B) VOTE IN THE EVENT OF OCCURRENCE OF CIRCUMSTANCES THAT ARE UNKNOWN TO THE DELEGATING PARTY AT THE TIME THE PROXY IS GRANTED

In the event of occurrence of circumstances that are unknown(1) at the time the proxy is granted that cannot be notified, the undersigned, with reference to the Promoter’s Proposal (referred to the sixth and seventh item on the agenda):

Sixth item on the agenda

☐ AUTHORIZES the Promoter to vote in a manner differing from the proposal (1) (2)

Seventh item on the agenda

☐ AUTHORIZES the Promoter to vote in a manner differing from the proposal (1) (2)

C) OTHER RESOLUTIONS (NOT FORMING THE SUBJECT MATTER OF THE SOLICITATION) (*)

In the event that the person signing the proxy intends to grant the proxy for the matters indicated in the agenda for which the Promoter has not requested the grant of the proxy, he/she is requested to specify his/her voting instructions.

First item on the agenda	☐	IN FAVOR

Financial statements as at 31 December 2018 - approval of the financial statements’ documentation	☐ ☐	AGAINST ABSTAINING

Second item on the agenda	☐	IN FAVOR

Distribution of a privileged dividend to savings shares through utilization of reserves	☐	AGAINST

[1]

The vote may be exercised in a manner differing from the voting instructions set forth in this proxy solely in the event that the supervening circumstances reasonably lead to the conclusion that if the delegating party had been aware of them, he/she would have granted his/her approval.

[2]	In the absence of such authorization, the voting instructions set forth in this proxy shall be deemed confirmed.

VIVENDI – SOLICITATION OF VOTING PROXIES – PROXY FORM PURSUANT TO ARTS. 136 ET SEQ. OF THE CONSOLIDATED LAW

	☐	ABSTAINING

Third item on the agenda	☐	IN FAVOR

Report on remuneration - resolution on the first section	☐	AGAINST

	☐	ABSTAINING

Fourth item on the agenda	☐	IN FAVOR

Update of one of the performance conditions of the incentive plan based on financial instruments approved by the Shareholders’ Meeting of 24 April 2018	☐ ☐	AGAINST ABSTAINING

Fifth item on the agenda	☐	IN FAVOR

Appointment of the external auditors for the period 2019-2027	☐ ☐	AGAINST ABSTAINING

If with regard to the resolutions indicated in section B), circumstances were to occur that are unknown at the time the proxy is granted, the undersigned, with reference to:

the first item on the agenda

☐ Confirms the instructions

☐ Revokes the instructions (*)

Changes the instructions: ☐ In Favor ☐Against ☐ Abstaining

☐ AUTHORIZES the Promoter to vote in a manner differing from the instructions received.

the second item on the agenda

☐ Confirms the instructions

☐ Revokes the instructions (*)

Changes the instructions: ☐ In Favor ☐ Against ☐ Abstaining

☐ AUTHORIZES the Promoter to vote in a manner differing from the instructions received.

the third item on the agenda

☐ Confirms the instructions

☐ Revokes the instructions (*)

Changes the instructions: ☐ In Favor ☐ Against ☐ Abstaining

☐ AUTHORIZES the Promoter to vote in a manner differing from the instructions received.

the fourth item on the agenda

☐ Confirms the instructions

VIVENDI – SOLICITATION OF VOTING PROXIES – PROXY FORM PURSUANT TO ARTS. 136 ET SEQ. OF THE CONSOLIDATED LAW

☐ Revokes the instructions (*)

     Changes the instructions: ☐ In Favor ☐ Against ☐ Abstaining

☐ AUTHORIZES the Promoter to vote in a manner differing from the instructions received.

the fifth item on the agenda

☐ Confirms the instructions

☐ Revokes the instructions (*)

     Changes the instructions: ☐ In Favor ☐ Against ☐ Abstaining

☐ AUTHORIZES the Promoter to vote in a manner differing from the instructions received.

(*)

In accordance with Art. 138, paragraph 6, of the Issuers Regulation, in relation to the proposed resolutions for which no voting instructions have been granted, the shares are nonetheless taken into account for purposes of calculating the due constitution of the shareholders’ meeting; however, the same shares are not taken into account for purposes of calculating the majority of share capital required for the approval of the resolutions.

The undersigned (last name and first name of signatory only if other than the holder of the shares)                     signs this proxy form in his/her capacity as (check the relevant box):

☐ secured creditor

☐ contango (“riportatore”)

☐ usufructuary

☐ custodian

☐ asset manager

☐ legal representative or special attorney with powers of delegation

DATE	SIGNATURE